Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southern Union Company of our report dated February 26, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Southern Union Company, which appears in Southern Union Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 5, 2009

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